Exhibit 99.1

Apple Reports Third Quarter Results

All-Time Record Revenue

Earnings Increase 78 Percent

CUPERTINO, California—July 20, 2010—Apple® today announced financial results for its fiscal 2010 third quarter ended June 26, 2010. The Company posted record revenue of $15.7 billion and net quarterly profit of $3.25 billion, or $3.51 per diluted share. These results compare to revenue of $9.73 billion and net quarterly profit of $1.83 billion, or $2.01 per diluted share, in the year-ago quarter. Gross margin was 39.1 percent compared to 40.9 percent in the year-ago quarter. International sales accounted for 52 percent of the quarter’s revenue.

Apple sold 3.47 million Macs during the quarter, representing a new quarterly record and a 33 percent unit increase over the year-ago quarter. The Company sold 8.4 million iPhones in the quarter, representing 61 percent unit growth over the year-ago quarter. Apple sold 9.41 million iPods during the quarter, representing an eight percent unit decline from the year-ago quarter. The Company began selling iPads during the quarter, with total sales of 3.27 million.

“It was a phenomenal quarter that exceeded our expectations all around, including the most successful product launch in Apple’s history with iPhone 4,” said Steve Jobs, Apple’s CEO. “iPad is off to a terrific start, more people are buying Macs than ever before, and we have amazing new products still to come this year.”

“We’re really pleased to have generated over $4 billion of cash during the quarter,” said Peter Oppenheimer, Apple’s CFO. “Looking ahead to the fourth fiscal quarter of 2010, we expect revenue of about $18 billion and we expect diluted earnings per share of about $3.44”

Apple will provide live streaming of its Q3 2010 financial results conference call beginning at 2:00 p.m. PDT on July 20, 2010 at www.apple.com/quicktime/qtv/earningsq310/. This webcast will also be available for replay for approximately two weeks thereafter.

This press release contains forward-looking statements including without limitation those about the Company’s estimated revenue and earnings per share. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation the effect of competitive and economic factors, and the Company’s reaction to those factors, on consumer and business buying decisions with respect to the Company’s products; continued competitive pressures in the marketplace; the ability of the Company to deliver to the marketplace and stimulate customer demand for new programs, products, and technological innovations on a timely basis; the effect that product transitions, changes in product pricing or mix, and/or increases in component costs could have on the Company’s gross margin; the inventory risk associated with the Company’s need to order or commit to order product components in advance of customer orders; the continued availability on acceptable terms, or at all, of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources; the effect that the Company’s dependency on manufacturing and logistics services provided by third parties may have on the quality, quantity or cost of products manufactured or services rendered; the Company’s reliance on the availability of third-party digital content and applications; the potential impact of a finding that the Company has infringed on the intellectual property rights of others; the Company’s dependency on the performance of distributors and other resellers of the Company’s products; the effect that product and service quality problems could have on the Company’s sales and operating profits; the Company’s reliance on sole service providers for iPhone® in certain countries; the continued service and availability of key executives and employees; war, terrorism, public health issues, and other circumstances that could disrupt supply, delivery, or demand of products; potential litigation from the matters investigated by the special committee of the board of directors and the restatement of the Company’s consolidated financial statements; and unfavorable results of other legal proceedings. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K, as amended, for the fiscal year ended September 26, 2009, its Forms 10-Q for the quarters ended December 26, 2009 and March 27, 2010, and its Form 10-Q for the quarter ended June 26, 2010 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple designs Macs, the best personal computers in the world, along with OS X, iLife, iWork, and professional software. Apple leads the digital music revolution with its iPods and iTunes online store. Apple reinvented the mobile phone with its revolutionary iPhone and App Store, and has recently introduced its magical iPad which is defining the future of mobile media and computing devices.

Press Contact:

Steve Dowling

Apple

dowling@apple.com

(408) 974-1896

Investor Relations Contacts:

Nancy Paxton

Apple

paxton1@apple.com

(408) 974-5420

Joan Hoover

Apple

hoover1@apple.com

(408) 974-4570

NOTE TO EDITORS: For additional information visit Apple’s PR website (www.apple.com/pr), or call Apple’s Media Helpline at (408) 974-2042.

© 2010 Apple Inc. All rights reserved. Apple, the Apple logo, Mac, Mac OS, Macintosh and iPhone are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share amounts which are reflected in thousands and per share amounts)

	Three Months Ended		Nine Months Ended
	June 26, 2010	June 27, 2009	June 26, 2010	June 27, 2009
Net sales	$15,700	$9,734	$44,882	$30,698
Cost of sales (1)	9,564	5,751	26,710	18,581

Gross margin	6,136	3,983	18,172	12,117

Operating expenses:
Research and development (1)	464	341	1,288	975
Selling, general and administrative (1)	1,438	1,010	3,946	3,086

Total operating expenses	1,902	1,351	5,234	4,061

Operating income	4,234	2,632	12,938	8,056
Other income and expense	58	60	141	281

Income before provision for income taxes	4,292	2,692	13,079	8,337
Provision for income taxes	1,039	864	3,374	2,634

Net income	$3,253	$1,828	$9,705	$5,703

Earnings per common share:
Basic	$3.57	$2.05	$10.69	$6.40
Diluted	$3.51	$2.01	$10.51	$6.30

Shares used in computing earnings per share:
Basic	912,197	893,712	907,762	891,345
Diluted	927,361	909,160	923,341	904,549

(1) Includes stock-based compensation expense as follows:
Cost of sales	$38	$28	$112	$85
Research and development	$80	$65	$240	$192
Selling, general and administrative	$101	$86	$303	$253

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share amounts)

	June 26, 2010	September 26, 2009
ASSETS:

Current assets:
Cash and cash equivalents	$9,705	$5,263
Short-term marketable securities	14,583	18,201
Accounts receivable, less allowances of $52 in each period	3,447	3,361
Inventories	942	455
Deferred tax assets	1,216	1,135
Vendor non-trade receivables	2,952	1,696
Other current assets	3,188	1,444

Total current assets	36,033	31,555

Long-term marketable securities	21,551	10,528
Property, plant and equipment, net	3,990	2,954
Goodwill	714	206
Acquired intangible assets, net	318	247
Other assets	2,119	2,011

Total assets	$64,725	$47,501

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:
Accounts payable	$8,469	$5,601
Accrued expenses	4,452	3,852
Deferred revenue	2,691	2,053

Total current liabilities	15,612	11,506

Deferred revenue – non-current	1,021	853
Other non-current liabilities	4,981	3,502

Total liabilities	21,614	15,861

Commitments and contingencies

Shareholders’ equity:
Common stock, no par value; 1,800,000,000 shares authorized; 913,482,347 and 899,805,500 shares issued and outstanding, respectively	10,133	8,210
Retained earnings	32,870	23,353
Accumulated other comprehensive income	108	77

Total shareholders’ equity	43,111	31,640

Total liabilities and shareholders’ equity	$64,725	$47,501

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Nine Months Ended
	June 26, 2010	June 27, 2009
Cash and cash equivalents, beginning of the period	$5,263	$11,875

Operating activities:
Net income	9,705	5,703
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation, amortization and accretion	698	531
Stock-based compensation expense	655	530
Deferred income tax expense	1,298	772
Loss on disposition of property, plant and equipment	14	18
Changes in operating assets and liabilities:
Accounts receivable, net	(79)	(264)
Inventories	(487)	129
Vendor non-trade receivables	(1,256)	788
Other current assets	(944)	62
Other assets	(71)	(602)
Accounts payable	2,812	(648)
Deferred revenue	806	323
Other liabilities	(239)	(293)

Cash generated by operating activities	12,912	7,049

Investing activities:
Purchases of marketable securities	(41,318)	(34,696)
Proceeds from maturities of marketable securities	19,758	12,780
Proceeds from sales of marketable securities	14,048	9,117
Purchases of other long-term investments	(10)	(61)
Payments made in connection with business acquisitions, net of cash acquired	(615)	—
Payments for acquisition of property, plant and equipment	(1,245)	(685)
Payments for acquisition of intangible assets	(63)	(56)
Other	(26)	(62)

Cash used in investing activities	(9,471)	(13,663)

Financing activities:
Proceeds from issuance of common stock	733	288
Excess tax benefits from stock-based compensation	652	124
Taxes paid related to net share settlement of equity awards	(384)	(68)

Cash generated by financing activities	1,001	344

Increase/(decrease) in cash and cash equivalents	4,442	(6,270)

Cash and cash equivalents, end of the period	$9,705	$5,605

Supplemental cash flow disclosure:
Cash paid for income taxes, net	$2,657	$2,490